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                                                                   EXHIBIT 10.1

                              EMPLOYMENT AGREEMENT


         THIS EMPLOYMENT AGREEMENT (this "Agreement") is made effective as of May 25, 2005 (the "Effective Date"), by and between FLAGSTAR BANCORP, INC. ("BANCORP") AND FLAGSTAR BANK, FSB (the "Bank" and, together, with Bancorp, the "Company") and Paul D. Borja (the "Employee").

         WHEREAS, the Company wishes to assure retention of the services of the Employee for the period provided in this Agreement; and

         WHEREAS, the Employee is willing to serve in the employ of the Company for said period.

         NOW, THEREFORE, it is agreed as follows:

         SECTION 1. EMPLOYMENT. The Employee is employed as the Executive Vice President of Bancorp and of Flagstar Bank, fsb ("Bank") from the Effective Date through June 20, 2005 and thereafter also as Chief Financial Officer of Bancorp and the Bank. The Employee shall render such administrative and management services for the Company as are currently rendered and as are customarily performed by persons situated in such similar executive capacities. The Employee shall also promote, by entertainment or otherwise, as and to the extent permitted by law, the business of the Company. The Employee's other duties shall be such as the Board of Directors of Bancorp or of the Bank, as the case may be (collectively, the "Board") may from time to time reasonably direct, including normal duties as an officer of the Company.

         SECTION 2. BASE COMPENSATION. Bancorp and Bank, jointly and severally, agree to pay the Employee during the term of this Agreement a salary at the rate of $383,000 per annum, payable in a manner consistent with the Company's payroll practices. The Board shall review, not less often than annually, the rate of the Employee's salary and, in its sole discretion, may decide to increase the Employee's salary. If the Employee's salary is reduced to less than $383,000 per annum, subsequent to a change in control of the Bank as defined in Section 11(a)(ii) hereof, the Employee may, within 90 days of such reduction, terminate this Agreement and shall thereby be entitled to the payments and thereby be entitled to the payments and terms as under Section 11(a) of this Agreement.

         SECTION 3. DISCRETIONARY BONUSES. From time to time, the Employee may be entitled to discretionary bonuses at the sole discretion of the Board. No other compensation provided for in this Agreement shall be deemed a substitute for the Employee's right to participate in such discretionary bonuses.

         SECTION 4. (a) PARTICIPATION IN RETIREMENT, MEDICAL AND OTHER PLANS. The Employee shall participate in any plan that the Company maintains for the benefit of its employees if the plan relates to (i) pension, profit-sharing or other retirement benefits, (ii) medical insurance or the reimbursement of medical or dependent care expenses or (iii) other group benefits, including disability and life insurance plans.

                  (a) EMPLOYEE BENEFITS; EXPENSES. The Employee shall participate in any fringe benefits which are or may become available to the Company's senior management employees and which are commensurate with the responsibilities and functions to be performed by the Employee under this Agreement. The Employee shall be reimbursed for all reasonable out-of-pocket business expenses that the Employee shall incur in connection with services under this Agreement upon substantiation of such expenses in accordance with the policies of the Company. In addition, the Employee shall receive an annual car allowance of $7,200 payable in accordance with the Company's payroll practices.

                  (b) LIABILITY INSURANCE; INDEMNIFICATION. The Company shall provide the Employee (including heirs, executors and administrators) with coverage under a standard directors' and officers' liability insurance policy at the Company's expense, or in lieu thereof, shall indemnify the Employee (and heirs, executors and administrators) to the fullest extent permitted under Michigan law against all expenses and liabilities reasonably incurred in connection with or arising out of any action, suit or proceeding in


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         which the Employee may be involved by reason of having been a director or officer of the Company (whether or not the Employee continues to be a director or officer at the time of incurring such expenses or liabilities); such expenses and liabilities to include, but not be limited to, judgments, court costs and attorneys' fees and the cost of reasonable settlements, and such settlements to be approved by the Board of Directors of the Company; provided, however, that such indemnification shall not extend to matters as to which the Employee is finally adjudged to be liable for willful misconduct or gross negligence in the performance of duties as a director or officer of the Company.

         SECTION 5. TERM. The Company hereby employs the Employee, and the Employee hereby accepts such employment under this Agreement, for the term commencing on the Effective Date and ending 36 months thereafter (or such earlier date as is determined in accordance with Section 9). Additionally, on or before the thirty-first of December of each year starting on or before December 31, 2006, the Employee's term of employment may be extended for an additional one-year term, provided the Board determines in a duly adopted resolution that this Agreement shall be extended.

         SECTION 6. LOYALTY; NONCOMPETITION.

                  (a) During the term of employment hereunder and except for illnesses, reasonable vacation periods and reasonable leaves of absence, the Employee shall devote all business time, attention, skill and efforts to the faithful performance of duties hereunder to the Company and its subsidiaries; provided, however, that from time to time the Employee may serve on the boards of directors of, and hold any other offices or positions in, companies or organizations which will not present any conflict of interest with the Company or any of its subsidiaries or affiliates, or unfavorably affect the performance of the Employee's duties pursuant to this Agreement or will not violate any applicable statute or regulation. During the term of employment under this Agreement, the Employee shall not engage in any business or activity contrary to the business affairs or interests of the Company, or be gainfully employed in any other position or job other than as provided above; and

                  (b) Nothing contained in this Section 6 shall be deemed to prevent or limit the Employee's right to invest in the capital stock or other securities of any business dissimilar from that of the Company, or, solely as a passive or minority investor, in any business.

         SECTION 7. STANDARDS. The Employee shall perform duties under this Agreement in accordance with such reasonable standards as the Board may establish from time to time. The Company will provide the Employee with the working facilities and staff customary for similar executives and necessary to perform duties.

         SECTION 8. VACATION AND SICK LEAVE. At such reasonable times as the Board shall in its discretion permit, the Employee shall be entitled, without loss of pay, to be absent voluntarily from the performance of employment under this Agreement. All such voluntary absences will count as vacation time, provided that:

                  (a) The Employee shall be entitled to paid time off in accordance with the policies that the Board periodically establishes for senior management employees of the Company.

                  (b) The Employee shall not receive any additional compensation from the Company on account of the Employee's failure to take a vacation except to the extent authorized by the Board;

                  (c) In addition to the aforesaid paid vacations, the Employee shall be entitled, without loss of pay, to be absent voluntarily from the performance of employment with the Company for such additional periods of time and for such valid and legitimate reasons as the Board may, in its discretion, determine. Further, the Board may grant to the Employee a leave or leaves of absence, with or without pay, at such time or times and upon such terms and conditions as such Board, in its discretion, may determine; and


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         SECTION 9. TERMINATION AND TERMINATION PAY. Subject to Section 11
hereof, the Employee's employment hereunder may be terminated under the following circumstances:

                  (a) DEATH. The Employee's employment under this Agreement shall terminate upon the Employee's death during the term of this Agreement, in which event the Employee's estate shall be entitled to receive six months' compensation, payable in a lump sum if election is made by the estate within 30 days of the Employee's death or otherwise on a monthly basis, plus any accrued and unpaid discretionary bonus due the Employee at the time of the Employee's death, payable in a lump sum amount within 30 days of the Employee's death. In addition, the Company shall maintain the existing medical insurance for the Employee's immediate family for six months after the Employee's death.

                  (b) DISABILITY. The Company may terminate the Employee's employment after having established the Employee's Disability. For purposes of this Agreement, "Disability" means a physical or mental infirmity which impairs the Employee's ability to substantially perform duties under this Agreement, or which can be expected to impair the Employee's ability to substantially perform duties under this Agreement for a period of 180 consecutive days. The Employee shall be entitled to the compensation and benefits provided for under this Agreement for (i) any period during the term of this Agreement and prior to the establishment of the Employee's Disability during which the Employee is unable to work due to the physical or mental infirmity or (ii) any period of Disability which is prior to the Employee's termination of employment pursuant to this Section 9(b).

                  (c) JUST CAUSE. The Board may, by written notice to the Employee, immediately terminate the Employee's employment at any time for Just Cause. The Employee shall have no right to receive compensation or other benefits for any period after termination for Just Cause. Termination for "Just Cause" shall mean termination because of, in the good faith determination of the Board, the Employee's personal dishonesty, willful misconduct, breach of fiduciary duty involving personal profit, intentional failure to perform stated duties, willful violation of any law, rule or regulation (other than traffic violations or similar offenses) or final cease-and-desist order, or material breach of any provision of this Agreement. No act, or failure to act, on the Employee's part shall be considered "willful" unless the Employee has acted, or failed to act, with an absence of good faith and without a reasonable belief that the action, or failure to act, was in the best interest of the Company. Notwithstanding the foregoing, the Employee shall not be deemed to have been terminated for Just Cause unless there shall have been delivered to the Employee a copy of a resolution duly adopted by the affirmative vote of not less than a majority of the membership of the Board at a meeting of the Board called and held for that purpose (after reasonable notice to the Employee and an opportunity for the Employee to be heard before the Board), finding that in the good faith opinion of the Board the Employee was guilty of conduct set forth above in this subsection (c) and specifying the particulars thereof in detail.

                  (d)      WITHOUT JUST CAUSE; CONSTRUCTIVE DISCHARGE.

                           (i) The Board may, by written notice to the Employee, immediately terminate employment at any time for a reason other than Just Cause, in which event the Employee shall be entitled to receive the following compensation and benefits (unless such termination occurs within the time period set forth in Section 11(b) hereof, in which event the benefits and compensation provided for in Section 11 shall apply): (A) the consideration provided pursuant to Section 2 hereof, for one year following the date of termination (the "Severance Period"); and (B) cash in an amount equal to the cost to the Employee of obtaining all health, life, disability and other benefits in which the Employee would have been eligible to participate based upon the benefit levels substantially equal to those that the Company provided for the Employee at the date of termination of employment for a period of 12 months. All amounts payable to the Employee shall be paid, at the option of the Employee, either (I) in quarterly payments or (II) in one lump sum within 10 days of such termination, provided, however, that in either instance, such payment shall be delayed until the minimum time required if deemed necessary by the Company to comply subject to and conditioned upon compliance with Internal Revenue Code Section 409A and regulations promulgated thereunder regarding any delay in such payment by the Company.


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                           (ii)     The Employee may voluntarily terminate
                  employment under this Agreement, and the Employee shall thereupon be entitled to receive the compensation and benefits payable under Section 9(d)(i) hereof, within 90 days following the occurrence of any of the following events, which has not been consented to in advance by the Employee in writing (unless such voluntary termination occurs within the time period set forth in Section 11(b) hereof in which event the benefits and compensation provided for in Section 11 shall apply): (A) the requirement that the personal residence of the Employee be moved, or perform principal executive functions, more than 50 miles from the Employee's primary office; (B) a material reduction without reasonable cause in the Employee's base compensation; (C) the failure by the Company to continue to provide the Employee with compensation and benefits provided for under this Agreement, or with benefits substantially similar to those provided under any of the employee benefit plans in which the Employee now or hereafter becomes a participant, or the taking of any action by the Company which would directly or indirectly reduce any of such benefits or deprive the Employee of any material fringe benefit enjoyed; (D) the assignment to the Employee of duties and responsibilities materially different from those normally associated with the Employee's position as referenced at
                  Section 1; or (E) a material diminution or reduction in the Employee's responsibilities or authority (excluding reporting responsibilities) in connection with his employment with the Company.

                           (iii) Notwithstanding the foregoing, but only to the extent required under federal banking law, the amount payable under Section 9(d)(i) hereof shall be reduced to the extent that on the date of the Employee's termination of employment, the present value of the benefits payable under
                  Section 9(d)(i) hereof exceeds the limitation on severance benefits that is set forth in applicable regulations of the Office of Thrift Supervision ("OTS"), as in effect on the Effective Date. In the event that Section 280G of the Internal Revenue Code of 1986, as amended (the "Code"), becomes applicable to payments made under this Section 9(d), and the payments exceed the "Maximum Amount" as defined in Section 11(a) hereof, the payments shall be reduced so not to exceed maximum requirements.

                  (e) VOLUNTARY TERMINATION BY EMPLOYEE. Subject to Section 11 hereof, the Employee may voluntarily terminate employment with the Company during the term of this Agreement, upon at least 60 days' prior written notice to the Board of Directors, in which case the Employee shall receive only compensation, vested rights and employee benefits up to the date of termination (unless such termination occurs pursuant to Section 9(d)(ii) hereof or within the time period set forth in Section 11(a) hereof, in which event the benefits and compensation provided for in Section 9(d) or 11, as applicable, shall apply). Should the Employee voluntarily terminate employment without providing 60 days' prior written notice to the Board of Directors, the Board of Directors may, at its election, negate and void any vested rights and/or employee benefits accrued.

         SECTION 10. NO MITIGATION. The Employee shall not be required to mitigate the amount of any payment provided for in this Agreement by seeking other employment or otherwise and no such payment shall be offset or reduced by the amount of any compensation or benefits provided to the Employee in any subsequent employment.

         SECTION 11. CHANGE IN CONTROL.

                  (a)      CHANGE IN CONTROL; INVOLUNTARY TERMINATION.

                           (i) Notwithstanding any provision herein to the contrary, if the Employee's employment under this Agreement is terminated by the Company, without the Employee's prior written consent and for a reason other than Just Cause, in connection with or within 12 months after any change in control (as hereinafter defined) of the Company, the Employee shall be paid an amount equal to the difference between (A) the product of 2.99 times "base amount" as defined in Section 280G(b)(3) of the Internal Revenue Code of 1986, as amended (the "Code"), and regulations promulgated thereunder and (B) the sum of any other parachute payments (as defined under Section 280G(b)(2) of the Code) that the Employee receives on account of the change in


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                  control. Said sum shall be paid in one lump sum within 10 days of such termination, and shall be paid in lieu of the payment of any benefits under Section 9 hereof. The Company shall also maintain existing health insurance for six months after termination of the Employee's employment, or if the Employee dies within such six months, the Company shall maintain health insurance for the Employee's spouse, if living, for the remainder of the six-month period. At the election of the Employee, which election is to be made within 30 days of the Employee's termination, such payments shall be made in a lump sum or paid monthly during the remaining term of this Agreement following the Employee's termination, and shall be payable, in the event of the Employee's death before full payment is made, to the Employee's surviving spouse, if any, and otherwise to the Employee's estate. In the event that no election is made, payment to the Employee will be made on a monthly basis during the remaining term of this Agreement.

                           (ii) The term "change in control" shall mean (A) the ownership, holding or power to vote more than 50% of the Company's voting stock, (B) the acquisition of the ability to control the election of a majority of the Company's directors,
                  (C) the acquisition of a controlling influence over the management or policies of the Company by any person or by persons acting as a "group" (within the meaning of Section 13(d) of the Securities Exchange Act of 1934 (except in the case of (A), (B) and (C) hereof, ownership or control of the Flagstar Bank by the Company itself shall not constitute a "change in control"). The term "person" means an individual other than the Employee, or a corporation, partnership, trust, association, joint venture, pool, syndicate, sole proprietorship, unincorporated organization or any other form of entity not specifically listed herein. The decision of the Continuing Directors as to whether a change in control has occurred shall be conclusive and binding.

                  (b) CHANGE IN CONTROL; VOLUNTARY TERMINATION. Notwithstanding any other provision of this Agreement to the contrary, the Employee may voluntarily terminate employment under this Agreement within 12 months following a change in control of the Company, as defined in paragraph (a) of this Section 11, should any of the following events occur and which have not been consented to in advance by the Employee in writing (and the Employee shall thereupon be entitled to receive the payment and terms as described in Section 11(a) of this Agreement within 90 days): (i) the requirement that the Employee move personal residence or perform principal executive functions more than 50 miles from the Employee's primary office as of the date of the change in control; (ii) a material reduction in the Employee's base compensation as in effect on the date of the change in control or as the same may be changed by mutual agreement from time to time; (iii) the failure by the Company to continue to provide the Employee with compensation and benefits provided for under this Agreement, as the same may be increased from time to time, or with benefits substantially similar to those provided under any employee benefit plans in which the Employee now or hereafter becomes a participant, or the taking of any action by the Company which would directly or indirectly reduce any of such benefits or deprive the Employee of any material fringe benefit enjoyed at the time of the change in control; (iv) the assignment to the Employee of duties and responsibilities materially different from those normally associated with the Employee's position as referenced at Section 1; or (v) a material diminution or reduction in the Employee's responsibilities or authority (excluding reporting responsibilities) in connection with employment with the Company. Said sum shall be paid in lieu of the payment of any benefits under Section 9 hereof.

                  (c) COMPLIANCE WITH 12 U.S.C. SECTION 1828(k). Any payments made to the Employee pursuant to this Agreement, or otherwise, are subject to and conditioned upon their compliance with 12 U.S.C.
         Section 1828(k) and any regulations promulgated thereunder.

                  (d) COMPLIANCE WITH IRC SECTION 409A. Any payments made to the Employee under this Section 11 are subject to and conditioned upon their compliance with Section 409A of the Internal Revenue Code of 1986, as amended, and any regulations promulgated under Section 409A regarding any delay in such payments by the Company.


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         SECTION 12. ARBITRATION; REIMBURSEMENT OF EXPENSES.

                  (a) ARBITRATION. Any dispute or controversy arising under or in connection with this Agreement shall be settled exclusively by arbitration in accordance with the rules of the American Arbitration Association then in effect. Judgment may be entered on the arbitration award in any court having jurisdiction; provided, however, that until the Expiration Date the employee shall be entitled to seek specific performance of the Employee's right to be paid during the pendency of any dispute or controversy arising under or in connection with this Agreement. Any arbitration proceeding shall be governed by and subject to Michigan arbitration law.

                  (b) REIMBURSEMENT. All reasonable costs and legal fees paid or incurred by the Employee pursuant to any dispute or question of interpretation relating to this Agreement, or its specific performance, shall be paid or reimbursed by the Company, if the Employee is the prevailing party. Such payment or reimbursement shall be made within 10 days of the Employee's furnishing the Company written evidence, which may be in the form, among other things, of a canceled check or receipt, of any costs or expenses incurred by the Employee.

         SECTION 13. FEDERAL INCOME TAX WITHHOLDING. The Company may withhold all federal and state income or other taxes from any benefit payable under this Agreement as shall be required pursuant to any law or government regulation or ruling.

         SECTION 14. SUCCESSORS AND ASSIGNS.

                  (a) COMPANY. This Agreement shall not be assignable by the Company; provided, however, that this Agreement shall inure to the benefit of and be binding upon any corporate or other successor of the Company which shall acquire, directly or indirectly, by merger, consolidation, purchase or otherwise, all or substantially all of the assets or stock of the Company.

                  (b) EMPLOYEE. Since the Company is contracting for the unique and personal skills of the Employee, the Employee shall be precluded from assigning or delegating the Employee's rights or duties hereunder without first obtaining the written consent of the Company; provided, however, that nothing in this paragraph shall preclude (i) the Employee from designating a beneficiary to receive any benefit payable hereunder upon death or (ii) the executors, administrators or other legal representatives of the Employee or the Employee's estate from assigning any rights hereunder to the person or persons entitled thereunto.

                  (c) ATTACHMENT. Except as required by law, nor right to receive payments under this Agreement shall be subject to anticipation, commutation, alienation, sale, assignment, encumbrance, charge, pledge or hypothecation or to exclusion, attachment, levy or similar process or assignment by operation of law, and any attempt, voluntary or involuntary, to effect any such action shall be null, void and of no effect.

         SECTION 15. AMENDMENTS. No amendments, no oral discussions and/or additions to this Agreement shall be binding unless made in writing and signed by all of the parties, except as herein otherwise specifically provided.

         SECTION 16. APPLICABLE LAW. Except to the extent preempted by federal law, the laws of the State of Michigan shall govern this Agreement in all respects, whether as to its validity, construction, capacity, performance or otherwise.

         SECTION 17. SEVERABILITY. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof.

         SECTION 18. [Intentionally Omitted]


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         SECTION 19. NON-SOLICITATION. Without the Bank's express written approval, the Employee shall not, while employed by the Company, and for a period of one year following termination (whether voluntary or involuntary) of employment, directly or indirectly solicit any key employee, officer or senior manager of Bancorp or the Bank for the purpose of hiring any of them or inducing any of them to leave their position with the Company or the Bank, as the case may be.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of this 10th day of May , 2005 which shall be effective as of the Effective Date specified above.

                                         FLAGSTAR BANCORP, INC.



                                         By  /s/ Mark T. Hammond
                                             ----------------------------------
                                             Mark T. Hammond
                                             Chief Executive Officer

                                         FLAGSTAR BANK, fsb



                                         By  /s/ Mark T. Hammond
                                             ----------------------------------
                                             Mark T. Hammond
                                             Chief Executive Officer

                                         EMPLOYEE:




                                         /s/ Paul D. Borja
                                         --------------------------------------
                                         Paul D. Borja